Exhibit 32

March 1, 2007

Securities and Exchange Commission

100 F Street, N. E.

Washington, D.C. 20549

Ladies and Gentlemen:

The certification set forth below is being submitted in connection with the Annual Report on Form 10-K for the period ended December 31, 2006 (the “Report”) of Commonwealth Telephone Enterprises, Inc., for the purpose of complying with Rule 13a-14(b) under the Securities Exchange Act of 1934 and Section 1350 of Chapter 63 of Title 18 of the United States Code.

Michael J. Mahoney, the Chief Executive Officer and Donald P. Cawley, the Chief Accounting Officer of Commonwealth Telephone Enterprises, Inc., each certifies that, to the best of his knowledge:

1.	such Report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and

2.	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Commonwealth Telephone Enterprises, Inc.

/s/ Michael J. Mahoney
Michael J. Mahoney
Chief Executive Officer
(Principal Executive Officer)

/s/ Donald P. Cawley
Donald P. Cawley Chief Accounting Officer (Principal Financial Officer and Principal Accounting Officer)

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signatures that appear in typed form within the electronic version of this written statement required by Section 906, has been provided to Commonwealth Telephone Enterprises, Inc. and will be retained by Commonwealth Telephone Enterprises, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.